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                                                                 Exhibit 2.l.(2)

[LETTERHEAD OF Dechert]

                                November 26, 2003

Munder @Vantage Fund
480 Pierce Street
Birmingham, Michigan 48009


Re:  Munder @Vantage Fund
     (File No. 333-36588 and 811-09937)

Dear Sirs:

     We hereby consent to the incorporation by reference to our opinion as an exhibit to Post-Effective Amendment No. 1 to the Registration Statement of Munder @Vantage Fund, and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                Very truly yours,

                                 /s/ Dechert LLP